Licensing Agreement

This Non-Exclusive Licensing Agreement (“Agreement”) is entered into on November 26, 2024 by and between:

1.Locus Social Inc. (“Licensor”), a company incorporated under the laws of Delaware, with its principal office at 12215 Harbor Town Cir, Fairfax, VA 22033.

2.Alphega Innovations Corporation (“Licensee”), a company incorporated under the laws of Wyoming, with its principal office at 30 N. Gould St. Ste R, Sheridan, Wyoming 82801.

The Licensor and Licensee may collectively be referred to as the “Parties” and individually as a “Party.”

1.Grant of License

1.1 License: The Licensor grants the Licensee a non-exclusive, global, and non-transferable license to utilize, develop, and commercialize the patented technologies listed in Appendix A (the “Patents”) for the purpose of developing technology and expanding markets.

1.2 Future Patents: The License extends to any future patents developed or owned by the Licensor during the term of this Agreement, provided they are related to the field of mapping, realtime data processing, social data visualization, drone technology, or safety systems.

2.License Fees

2.1 Initial Fee: The Licensee shall pay an initial licensing fee of Thirty Thousand Dollars ($30,000), which shall be paid through the issuance of 300,000 common shares of the Licensee. This payment must be made within 120 days from the Effective Date of this Agreement as consideration for the license granted. This license fee shall be fully earned by the Licensor on the Effective Date. In the event that the Licensee does not pay the license fee to the Licensor as provided in this Section 2.1, the Licensee’s license rights pursuant to this Agreement shall be terminated after written notice and the Licensee’s failure to cure within thirty (90) days of such notice.

2.2 Royalty Payments: The Licensee shall pay a royalty of 7% of the net revenue generated from products or services utilizing the Patents on a Calendar Year basis. No royalty shall be due on new revenue generated from products or services utilizing the Patents in any Calendar Year that is less than $100,000.

Private & Confidential

30 N GOULD ST STE R, SHERIDAN, WY 82801

2.3 Minimum Annual Fee: A minimum annual fee of Thirty Thousand Dollars ($30,000) shall be paid by the Licensee to maintain the rights granted under this Agreement.

3.Term and Termination

3.1 Term: This Agreement shall commence on the Effective Date and remain in effect for 10 years unless terminated earlier under Section 3.2.

3.2 Termination:

(a) Either Party may terminate this Agreement upon a material breach by the other Party that is not remedied within 120 days of written notice.

(b) The Licensor may terminate the Agreement if the Licensee fails to pay the fees outlined in Section 2.

3.3 Effect of Termination: Upon termination, the Licensee shall cease all use of the Patents and return or destroy all related materials within 90 days.

4.Intellectual Property

4.1 Ownership: The Licensor retains ownership of all Patents and related intellectual property rights.

4.2 Improvements: Any improvements made to the Patents by the Licensee shall be jointly owned by the Parties unless otherwise agreed.

5.Confidentiality

5.1 Definition: Both Parties agree to keep all non-public, proprietary information related to the Patents confidential and use it solely for the purposes set forth in this Agreement.

5.2 Survival: This confidentiality obligation shall survive the termination of this Agreement for a period of Two (2) years.

6.Indemnification and Warranties

6.1 Licensor Indemnification: The Licensor shall indemnify the Licensee against any claims alleging infringement of third-party intellectual property rights arising from the use of the Patents.

6.2 Licensee Indemnification: The Licensee shall indemnify the Licensor against any claims arising from the Licensee’s commercialization of products using the Patents.

Private & Confidential

30 N GOULD ST STE R, SHERIDAN, WY 82801

6.3 Warranties: The Licensor warrants that it has the full legal right to grant the license and that the Patents are free from any encumbrances.

7.Governing Law and Dispute Resolution

7.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming.

7.2 Dispute Resolution: Any disputes arising from this Agreement shall be resolved through mediation and, if unsuccessful, by binding arbitration in Wyoming.

8.Miscellaneous

8.1 Amendments: This Agreement may be amended only in writing signed by both Parties.

8.2 Entire Agreement: This Agreement constitutes the entire understanding between the Parties regarding its subject matter and supersedes all prior agreements.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Locus Social Inc.

By: /s/

Name:

Title:

Alphega Innovations Corporation

By: /s/ Luis Carlos Ung

Name: Luis Carlos Ung

Title: CEO

Private & Confidential

30 N GOULD ST STE R, SHERIDAN, WY 82801